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                            THE WARNACO GROUP, INC.
               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE

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                                                                                FOR THE YEAR ENDED
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                                                                    JANUARY 7,     JANUARY 6,       JANUARY 4,
                                                                       1995           1996             1997
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
Income (loss) before extraordinary items.........................   $63,328,000    $49,613,000      $(8,239,000)
Extraordinary item...............................................       --          (3,120,000)(1)      --
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Net income (loss)................................................   $63,328,000    $46,493,000      $(8,239,000)
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Per share amounts:
     Income (loss) before extraordinary items....................   $      1.53    $      1.10      $     (0.16)
     Extraordinary item..........................................       --               (0.07)         --
                                                                    -----------    -----------      -----------
Net income (loss) per share......................................   $      1.53    $      1.03      $     (0.16)
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Weighted average number of shares of Common Stock outstanding:
     Class A Common Stock issued.................................    35,800,000     37,499,492       51,814,120
     Shares issued in underwritten public offering...............       --           2,562,637          --
     Shares of restricted stock issued...........................       --             130,989          113,687
     Shares issued for purchase of assets........................     1,391,342        --               --
     Shares issued on exercise of options........................       --               4,129           90,213
     Common Stock equivalents -- using the Treasury Stock
       method....................................................     4,205,031      5,367,470          --
Less:
     Shares of Treasury Stock....................................       111,018        286,600          310,628
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Weighted average number of shares of Common Stock outstanding....    41,285,355     45,278,117       51,707,392
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(1) Extraordinary item net of income tax benefit of $1,913,000.


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